UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2025

Carter’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31829	13-3912933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

Phipps Tower

3438 Peachtree Road NE, Suite 1800

Atlanta, Georgia 30326

(Address of principal executive offices, including zip code)

(678) 791-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbols(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CRI	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Notes Offering

On October 28, 2025, Carter’s, Inc. (the “Company”) issued a press release announcing the commencement of a senior notes offering. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and filed pursuant to and in accordance with Rule 135c under the Securities Act of 1933.

Redemption Notices

Concurrently with the commencement of the senior notes offering, on October 28, 2025, The William Carter Company, a wholly-owned subsidiary of the Company, issued a conditional notice of redemption to redeem all of its 5.625% Senior Notes due 2027 (the “2027 Notes”) on November 27, 2025 (the “Redemption Date”), conditioned upon the completion of one or more financings, including the senior notes offering, and receipt of sufficient net proceeds therefrom. The redemption is being made pursuant to the terms of the indenture, dated as of March 14, 2019, by and among The William Carter Company, the Company, the other guarantors party thereto, and Wells Fargo Bank, National Association, as trustee, at a redemption price equal to 100.00% of the principal amount of the 2027 Notes redeemed, or $500.0 million, plus accrued and unpaid interest to, but excluding, the Redemption Date. This Current Report on Form 8-K does not constitute a notice of redemption or an offer to redeem or purchase any of the outstanding 2027 Notes.

Credit Facility

Concurrently with the proposed issuance of new senior notes, we expect to enter into a new asset based revolving credit facility, which will provide for a five-year senior secured asset based revolving credit facility of up to $750 million, subject to a borrowing base thereunder (the “asset based revolving credit facility”). The asset based revolving credit facility would replace our existing secured revolving credit facility. As of the date hereof, we have obtained commitments for the full amount of the contemplated asset based revolving credit facility. However, there can be no assurance that we will enter into any such asset based revolving credit facility and commitments received to date are subject to satisfactory documentation and certain other conditions.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit

Exhibit No.	Description

99.1	Press release dated October 28, 2025 announcing senior notes offering

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER’S, INC.

Date: October 28, 2025	By:	/s/ Antonio D. Robinson
	Name:	Antonio D. Robinson
	Title:	Chief Legal & Compliance Officer and Secretary